Exhibit 99.1

Myseum Granted and Issued U.S. Patent for Foundational Streaming and Content Sharing Technology

NEW BRUNSWICK, N.J., February 3, 2026 (GLOBE NEWSWIRE) -- Myseum, Inc. (Nasdaq: MYSE) (“Myseum” or the “Company”), a privacy-first social media and technology innovator, today announced that it was granted and issued a new U.S. patent that further expands and strengthens its secure streaming and content sharing technology. U.S. Patent # 12,524,507, issued by the U.S Patent and Trademark Office (USPTO), is titled “Secure Web RTC Real Time Communications Service for Audio and Video Streaming Communications.”

“This U.S. patent is an important expansion of our intellectual property protection for the new peer-peer communications technology under continuing development for Myseum’s social platforms,” said Darin Myman, Chief Executive Officer of Myseum. “Maximized privacy has always been central to our platform architecture, and the expanded claims provide additional, long-term protection for our newest innovation—and now our flagship platform—Picture Party by Myseum.”

The new patent covers Myseum’s audio and video streaming communications and content sharing platform that securely connects multiple users using a push-button WebRTC chat app connection over a peer-to-peer (P2P) network. The Company’s Secure Real Time Communications Service (SRTCS) uniquely combines advanced security technologies to provide user-based permissions control when communicating and sharing rich media content with other users including end-to-end encryption (E2EE), hash technology (DHT), and digital rights protection (DRM). SRTCS has also designed a unique cloud based streamed video storage and sharing platform service for consumers and businesses for video storage and sharing applications.

Myseum now holds 19 patents in the U.S. other countries.

Picture Party by Myseum is available for download in the iOS app store and Google Play store. Videos are available on the Picture Party by Myseum channel on YouTube. Visit pictureparty.com for details.

About Picture Party by Myseum

Picture Party by Myseum introduces a new way to make sharing photos and videos easier, a lot more fun, and private. Picture party is much more than a shared album; it’s a complete personal and private social network with a live feed that updates instantly as all your guests’ posts. You can share a post with dozens of pictures, comment and react. It even organizes your photos in an album, or you can relive the Picture Party with all the comments and posts as they happened. Unlike group chats that are unorganized, no matter when you join the Picture Party, you can see everything from the beginning. Picture Party makes it easier and more fun to share with the people right next to you, or anywhere in the world.

Picture Party solves everyday sharing frustrations by eliminating the common headaches of modern photo sharing:

●	No more passing around your phone for others to view your photos and videos.

●	No more crowds gathering over your shoulder to see a clip.

●	No more debating whether to text, drop, email, or tag group photos.

●	No more struggling with social media privacy, data exposure, or AI training risks.

Whether you’re at a family gathering, wedding, sporting event, vacation, concert, school function, or business meeting, everyone becomes a photographer, and no moment is missed. Instantly share group shots without ever chasing people for their copies again.

How it works:

Picture Party lets users instantly create private, encrypted spaces — called Picture Parties — to share photos and videos in curated, personal feeds.

Users can:

●	Create unlimited Picture Parties.

●	Invite anyone via text, QR code, or in-app invite.

●	Launch a Picture Party (a timed or ongoing shared event) in under a minute.

●	Add titles, comments, and reactions to posts.

●	Maintain complete control over privacy, interaction settings, and who can view or contribute.

Privacy:

The only people that can see your pictures are the ones who you invited to the picture party. All your media and texts are private and encrypted. You decide if pictures can be saved by your guests or who can invite people to the party.

The technology underpinning Picture Party by Myseum is supported by a newly allowed U.S. patent. The patent covers the core personal and private social networking architecture behind Picture Party and represents a significant milestone in Myseum’s intellectual property strategy. The Company believes the new IP is foundational to a new category of private social interaction and a key driver of long-term platform value.

About Myseum, Inc.

Myseum, Inc. (formerly DatChat Inc.) is a privacy and social media technology company focused on innovative and creative user platforms. Its flagship platform is Picture Party by Myseum, a next-generation social sharing platform that makes it easier to share your photos and videos both today, and for generations to come. Myseum’s innovative social media platform brings a fresh and needed approach to digital media and content management, allowing users to create a digital legacy that makes it easier to share both today, and with future generations. The platform is backed by both patented technology and proprietary software.

The Company also operates the DatChat Messenger & Private Social Network, which presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device while feeling secure that at any time, and delete individual messages or entire message threads, making it like the conversation never happened. Visit Myseum.com and datchat.com/investors for more information.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at https://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

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